SUBURBAN BANCSHARES, INC.                                             EXHIBIT 11
EARNINGS PER SHARE CALCULATION
September 30, 1999

INFORMATION FOR COMPUTATION OF DILUTION
=======================================

Market Price per Share:                                            Daily Average
    First Quarter 1999                                                     $2.7169         62 trading days
    Second Quarter 1999                                                    $2.4178         63 trading days
    Third Quarter 1999                                                     $2.2890         64 trading days
    Fourth Quarter 1999

Average Price for the Period Ended September 30, 1999                      $2.4723         189 trading days

          12,600 options granted 1/22/97 exercisable at $2.625
(a)           and outstanding for the entire year


              First Quarter 1999                                                      Diluted
                   12,600 - ((12,600*2.625)/avg price) =                                  426


              Second Quarter 1999
                   12,600 - ((12,600*2.625)/avg price) =                              (1,080)         Antidilutive

              Third Quarter 1999
                    12,600 - ((12,600*2.625)/avg price) =                             (1,849)         Antidilutive

(b) 178,000 options granted 1/21/98 exercisable at $3.625 and outstanding for the entire year


              First Quarter 1999                                                     Diluted
                    178,000 - ((178,000*3.625)/avg price) =                         (59,496)          Antidilutive

              Second Quarter 1999
                    178,000 - ((178,000*3.625)/avg price) =                         (88,875)          Antidilutive

              Third Quarter 1999
                    178,000 - ((178,000*3.625)/avg price) =                         (103,887)         Antidilutive

(c) 41,590 options granted 1/21/98 and vested 1/21/99, exercisable at $3.625

              First Quarter 1999                                                      Diluted
                    41,590 - ((41,590*3.625)/avg price) =                            (13,901)         Antidilutive

              Second Quarter 1999
                    41,590 - ((41,590*3.625)/avg price) =                            (20,766)         Antidilutive

              Third Quarter 1999
                    41,590 - ((41,590*3.625)/avg price) =                            (24,273)         Antidilutive

SUBURBAN BANCSHARES, INC.                                             EXHIBIT 11
EARNINGS PER SHARE CALCULATION
September 30, 1999


EARNINGS PER SHARE CALCULATION -  3rd QUARTER 1999
==================================================

                                                Income
Basic Earnings per Share:                     (Numerator)          Shares (Denominator)              EPS
------------------------------------------------------------------------------------------------------------------
       Net Income                                      $256,750


       Common Shares Outstanding                                                11,301,218


       Basic EPS                                       $256,750                 11,301,218                  $0.02

                                                Income
Diluted Earnings per Share:                   (Numerator)          Shares (Denominator)              EPS
------------------------------------------------------------------------------------------------------------------


       Net Income                                      $256,750                 11,301,218

       Diluted EPS                                     $256,750                 11,301,218                  $0.02

EARNINGS PER SHARE CALCULATION -  Nine Months ended September 30, 1999
======================================================================


                                            Income
Basic Earnings per Share:                 (Numerator)          Shares (Denominator)              EPS
--------------------------------------------------------------------------------------------------------------
       Net Income                                  $710,255


       Common Shares Outstanding                                            11,301,218


       Basic EPS                                   $710,255                 11,301,218                  $0.06

                                           Income
Diluted Earnings per Share:               (Numerator)          Shares (Denominator)              EPS
--------------------------------------------------------------------------------------------------------------
       Net Income                                  $710,255                 11,301,218

       Diluted EPS                                 $710,255                 11,301,218                  $0.06